UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2026

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

(Exact name of Registrant as Specified in Its Charter)

delaware	811-23358	83-1328557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Hammond Drive, Suite 200 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	FINS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 25, 2026, at the Annual Meeting of Shareholders (the “Annual Meeting”) the shareholders of Angel Oak Financial Strategies Income Term Trust (the “Fund”) approved an amendment to Article IV, Section III of the Declaration of Trust of the Fund (the “Declaration of Trust”) that lowers the threshold required for the shareholders of the Fund to remove a trustee of the Fund (a “Trustee”) for “Cause” as defined in Article IV, Section III of the Declaration of Trust from 75% to 66.67% and lowers the threshold required for the Trustees to remove a Trustee for Cause from 75% to 66.67%, making it easier for shareholders of the Fund and the Trustees to remove a Trustee for “Cause.” A copy of the amendment to the Declaration of Trust is attached hereto as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)

On September 25, 2026, the Fund convened the Annual Meeting, at which the matters set forth below in response to Item 5.07(b) were submitted to a vote of shareholders of the Fund.

As of the close of business on June 10, 2026, the record date of the Annual Meeting, 33,416,851.4 of the Fund’s common shares and 2,000,000 of the Fund’s Series A Mandatorily Redeemable Preferred Shares (the “MRPS”) were outstanding and entitled to vote.

Set forth below are proposals voted upon at the Annual Meeting, and the certified voting results reported by the Fund’s proxy solicitor. Based on the certified voting results, 32,636,945 common shares and MRPS, combined, were voted in person or by proxy at the Annual Meeting, representing 92.15% of all shares entitled to vote. In the case of the MRPS, 1,920,000 were voted in person or by proxy at the Annual Meeting, representing 96% of the MRPS. In each case, the combined common shares and MRPS voted represented a quorum for purposes of holding the Annual Meeting and voting on the applicable proposals. Percentages are based on the total votes cast.

(b)

The certified voting results for the proposals voted on at the Annual Meeting are set forth below:

Proposal 1: Election of the Class II Trustees. The certified votes for each nominee are set forth below.

Nominee for Class II Trustee	Votes For	Votes Against	Withheld
Keith M. Schappert	25,936,960	6,546,688	153,297
Andrea N. Mullins	25,955,397	6,548,197	133,350

Proposal 2: Election of a Class III Trustee. The certified votes for the nominee are set forth below.

Nominee for Class III Trustee	Votes For (MRPS)	Votes Against	Withheld
Ira P. Cohen	1,920,000	0	0

Proposal 3: Amendment to the Fund’s Declaration of Trust. The certified votes for the approval of an amendment to the Fund’s Declaration of Trust to lower the threshold for shareholders to remove a Trustee for “Cause” as defined in the Declaration of Trust from 75% to 66.67% and lower the threshold for Trustees to remove a Trustee of the Fund for “Cause” from 75% to 66.67% (the “Amendment”) are set forth below.

Votes For	26,144,815
Votes Against	1,309,741
Withheld	93,953

Proposal 4: Adjournment to Solicit Additional Proxies. The certified votes for the approval of adjournment of the Annual Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the proposals or establish a quorum are set forth below.

Votes For	25,900,593
Votes Against	6,611,235
Withheld	125,113

Proposal 5: Ratification of Auditor. The certified votes for the ratification of the Fund’s independent registered public accounting firm, Cohen & Cohen, Ltd., for the fiscal year ending January 31, 2027 are set forth below.

Votes For	31,125,698
Votes Against	1,343,027
Withheld	183,102

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Declaration of Trust

99.2	Press Release dated September 28, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Angel Oak Financial Strategies Income Term Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angel Oak Financial Strategies Income Term Trust

Date: September 30, 2026	By:	/s/ Ward Bortz
		Name:	Ward Bortz
		Title:	President